Exhbit 6(ii) under Form N-1A
                        Exhibit 1 under Item 601/Reg S-K



                                   SCHEDULE A
                                       OF
                                    EXHIBIT A
                                     TO THE
                             DISTRIBUTOR'S CONTRACT

                        AS LAST AMENDED: OCTOBER 8, 1997

      The provisions of the Distributor's Contract between BT Institutional Funds and Edgewood Services, Inc. shall be effective with respect to each Fund and Class as of the date set forth below.

Name of Fund                                  Effective Date          Fee
Institutional Treasury Money Fund             September 30, 1996      0.10%
Institutional Liquid Assets Fund              September 30, 1996      0.10%
Equity 500 Index Fund                         September 30, 1996      0.10%
Institutional Cash Reserves                   September 30, 1996      0.10%
International Equity Fund
   Class I                                    March 26, 1997          0.20%
   Class II                                   March 26, 1997          0.20%